                                                              Exhibit 10.2

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of October, 1998 by and between Ascend Communications, Inc., a
       ----
California corporation, having its principal office at 1701 Harbor Bay Parkway, Alameda, California, 94502 ("Seller") and Network Access Solutions, Inc., a Delaware corporation having its principal office at 100 Carpenter Drive, Suite 206, Sterling, Virginia 20164 ("Buyer").

                                  WITNESSETH
                                  ----------

WHEREAS, Seller manufactures and owns all of the rights, title and interest in and to the telecommunications network equipment described and identified on Exhibit A hereto (individually and collectively such items of equipment being
---------
referred to as the "Equipment"); and

WHEREAS, Seller and Buyer have reached an understanding whereby Seller has agreed to cause its affiliate, Ascend Credit Corporation ("Ascend Credit"), to purchase from Seller and lease to Buyer the items of Equipment ordered from Seller by the Buyer from time to time, with an option for Buyer to purchase the leased Equipment from Ascend Credit at the termination of such lease.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Sale and Purchase of Equipment.
     ------------------------------

     (a) Subject to the terms and conditions set forth herein, Seller hereby irrevocably agrees to sell to Buyer from time to time during the term of this Agreement and to cause Ascend Credit to purchase from Seller and lease to Buyer up to $95,000,000 worth of Equipment, as may be selected by Buyer from the list of available Equipment set forth in

          Exhibit A and detailed in a purchase order.  Such Equipment shall be
          ---------
          leased and sold on the terms and conditions of that certain Master Lease Agreement No. 9314 between Buyer and Ascend Credit dated for reference October 9, 1998, a copy of which is attached hereto as

          Exhibit B (the "Lease Agreement").
          ---------

     (b)  In consideration for the Equipment, Buyer agrees to pay to Seller ***.


2.   Term of Agreement.
     -----------------

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

The term of this Agreement shall be 24 months from the date hereof.

3.   Seller's Representations, Warranties and Covenants.
     --------------------------------------------------

Seller hereby represents, warrants and covenants to Buyer that:

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

     (b) All requisite corporate action has been authorized for the execution and delivery to Buyer of this Agreement and the agreements contemplated hereunder and for the performance of Seller's obligations hereunder. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (c) There are no actions, suits or proceedings pending or, to the best of the knowledge of Seller, threatened against or affecting Seller or of which the Equipment is the subject matter or any proceedings with respect to Seller or any of the Equipment before any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that would in any way adversely affect the transactions contemplated herein.

     (d) Seller possesses valid legal rights in and title to all of the Equipment, free from all pledges, liens, security interests, encumbrances or charges.

     (e) All necessary approvals and authority to enter into this Agreement and bind Seller have been obtained, the person executing this Agreement on behalf of Seller has express authority to do so and, in doing, to bind Seller hereto and the execution of this Agreement by Seller does not violate any provision of any by-law, charter, regulation or any other governing authority of Seller.

     (f) At such time as Buyer exercises its right to purchase the Equipment under the Lease Agreement, Seller will transfer to Buyer all of its right, title and interest in and to the Equipment, free and clear of any Third Party (as defined herein below) rights or other encumbrances, and Buyer shall have the right to sell, license, assign or otherwise convey the Equipment to any Third Party. Seller shall agree to execute any and all instruments and agreements to effect the conveyance and assignment of the Equipment as Buyer may deem necessary. The term "Third Party" as used herein means any person or entity that is not a party to this Agreement.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

     (g) The Equipment delivered to Buyer shall materially conform with and perform the functions set forth in the specifications attached hereto as Exhibit A (the "Specifications") as are applicable to the Equipment
             ---------
          and shall be free from defects in material or workmanship that impair Buyer's use of the Equipment. If notified by Buyer of any such defects in material or workmanship or nonconformity with the Specifications, Seller shall, at its election and expense, repair or replace any such defective Equipment. Any Equipment repaired or replaced under this Section [3(g)] shall be subject to the provisions of this Section [3(g)].

4.  Buyer's Representations, Warranties and Covenants.
    -------------------------------------------------
Buyer hereby represents, warrants and covenants to Seller that:

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

     (b) All requisite corporate action has been authorized for the execution and delivery to Seller of this Agreement and the agreements contemplated hereunder and for the performance of Buyer's obligations hereunder. This Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     (c) There are no actions, suits or proceedings pending or, to the best of the knowledge of Buyer, threatened against or affecting Buyer or any proceedings with respect to Buyer before any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that would in any way adversely affect the transactions contemplated herein.

     (d) All necessary approvals and authority to enter into this Agreement and bind Buyer have been obtained, the person executing this Agreement on behalf of Buyer has express authority to do so and, in doing, to bind Buyer hereto and the execution of this Agreement by Buyer does not violate any provision of any by-law, charter, regulation or any other governing authority of Buyer.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

5.   Seller Financing.
     ----------------

Seller acknowledges that, as an inducement to Buyer to enter into this Agreement and to commit a substantial portion of its network technology to Seller, Buyer is relying on Seller, or its affiliate, to provide financing for all Equipment purchases hereunder as well as operating capital financing in the manner described in that certain Letter of Intent dated September 24, 1998, (the "LOI"), a copy of which is attached hereto as Exhibit C as evidenced by
                                              ---------
Promissory Notes made by Buyer in favor of Seller, or its affiliate, substantially in the form attached hereto as Exhibit D. In the event that
                                             ---------
Seller, or its affiliate, *** Buyer as described in the LOI, Buyer *** and Seller shall *** Buyer *** Buyer pursuant to this Agreement which is *** which Buyer is then *** Seller, or its affiliate, *** Buyer *** shall be *** made by Buyer *** .

6.   Indemnification.
     ---------------

Seller and Buyer agree to indemnify and hold each other harmless from and against all claims, demands or causes of action brought against the other for injury to persons (including death), or loss or damage to tangible property (including reasonable legal fees) resulting from the intentional or negligent acts or omissions, or strict liability, of either party, its officers, agents, employees, or subcontractors in the performance of this Agreement. If Seller and Buyer jointly cause such losses, claims, demands, damages, or causes of action, the parties shall share the liability in proportion to their respective degree of causal responsibility.

7.   Limitation of Liability.
     -----------------------

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR INFRINGEMENT), SHALL SELLER OR BUYER BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OF THE OTHER PARTY, BEFORE OR AFTER ACCEPTANCE, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.   Indemnity for Product Liability.
     -------------------------------

Notwithstanding anything contained herein to the contrary, Seller agrees to defend and indemnify Buyer, its officers, agents and employees, from and against any damages, claims, demands, liabilities and expenses (including reasonable attorneys' fees) that arise out of or result from the death or bodily injury to, or damage to property of any third party resulting solely from a defect in the Equipment delivered by Seller to Buyer. Seller shall pay all costs, damages and reasonable attorneys' fees that a court awards as a result of such claim provided that: (i) Seller

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

has sole control of the defense and related settlement negotiations; (ii) Buyer provides Seller with assistance, information and authority reasonably necessary for Seller to perform its obligations under this Section [8] and (iii) Buyer notifies Seller in writing within thirty (30) days of the discovery of the claim.

9.   Termination and Default.
     -----------------------

     (a) Each of Seller and Buyer shall be entitled to terminate this Agreement in whole or in part:

          (i) if either party fails to observe, keep or perform any material term or condition of this Agreement or repeatedly fails to observe, keep or perform any non-material term or condition of this Agreement, which repeated breaches collectively constitute a material breach;

          (ii) if a voluntary or involuntary petition is commenced by or against either party under any laws relating to bankruptcy, insolvency, reorganization, moratorium and creditors' rights and remedies generally, and such voluntary or involuntary petition is not withdrawn or dismissed, as applicable, within 30 days of filing; or

         (iii) if a party becomes insolvent because they are unable to pay their debts in the ordinary course of business as they become due, any substantial part of either party's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency or if a receiver shall be appointed for either party.

     (b) The party seeking to terminate this Agreement shall give the other party written notice of any of the foregoing claimed to be a basis for termination and the date of termination. The Agreement shall terminate no less than fifteen 15 days after receipt of such notice in the event of the occurrence under Section [9](a)(iii) above. In the event of an occurrence of an event under Section [9](a)(i), a party in breach shall have 30 days to cure, if curable, any such breach. In the event that a party does not cure such breach within that cure period, the non-breaching party may terminate this Agreement immediately upon notice to the breaching party.

     (c) Any and all provisions of this Agreement which by their nature or terms contemplate survival beyond the expiration of this Agreement or which are reasonably necessary to survive termination in order to achieve their respective fundamental purposes, including, without limitation, any provisions of this Agreement relating to and specifically the Sections entitled Indemnification, Limitation of
                                             ---------------  -------------
          Liability, Indemnity for Product Liability, the provision contained in
          ---------  -------------------------------

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

          Section [3(g)] and Sections [10 through 18] relating to miscellaneous matters, as applicable, shall survive and continue to bind the parties following any termination of this Agreement.

10.  Dispute Resolution.
     ------------------

Any dispute arising out of or in connection with this Agreement shall be settled by arbitration in Alameda, California under the Rules of the American Arbitration Association ("Rules"), as modified by this Section [10]. The number of arbitrators shall be one (1). The arbitrator shall be appointed by the parties, if both parties agree on an arbitrator. If the parties are unable to agree on an arbitrator within fifteen (15) days of the date of a request for arbitration made by any party hereto, then the arbitrator shall be appointed in accordance with the Rules. The decision of the arbitrator shall be delivered in writing to, and shall be binding upon, the parties and judgment may be entered upon such award in any court of competent jurisdiction.

11.  Governing Law.
     -------------

This Agreement shall be governed by and construed in accordance with the laws of the State of California, not including the conflicts of laws principles of that jurisdiction.

12.  Letter of Intent.
     ----------------

The terms and conditions contained in Sections 1 through 8 and 10 through 11 of the LOI that are not specifically addressed in the body of this Agreement are incorporated herein by reference and made a part of this Agreement with the same force and effect as though set forth in their entirety herein and the parties hereto agree that they shall be bound by all such terms and conditions. In the event of any conflict or inconsistency among the provisions of this Agreement and the LOI, such conflict or inconsistency shall be resolved by giving precedence to this Agreement and thereafter to the LOI.

13.  Severability.
     ------------

In the event any provision of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14.  Headings.
     --------

The headings of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

15.  Counterparts.
     ------------

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

16.  Waivers and Amendments.
     ----------------------

Except as otherwise expressly provided herein, this Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the parties hereto.

17.  Notices.
     -------

Except as otherwise expressly provided herein, any notice required or permitted hereunder shall be given in writing and shall be deemed to have been duly given upon receipted personal delivery (professional courier permissible), receipted certified delivery or registered mail delivery to the last address either party (with respect to itself) furnishes to the other party in writing, or electronic transmission, with a confirmation copy sent in the manner previously described. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:


If to Lender:      Ascend Communications, Inc.
                   1701 Harbor Bay Parkway
                   Alameda, California 94502
                   Attention: Fran Jewels, Esq.
                   Telecopier: (510) 747-2638

If to Borrower:    Networks Access Solutions, Inc.
                   100 Carpenter Dr.
                   Sterling, VA 20164
                   Attention: Scott Yancey, CFO
                   Telecopier: (703) 742-7706

18.  Effective Date.
     --------------

This Agreement shall become effective on the date first written above.

19.  Entire Agreement.
     ----------------

This document and the attached Exhibits represent the entire Agreement of the parties with respect to its subject matter.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF the parties hereto have authorized their respective representatives to execute this Agreement as of the day and year first herein before written.

Seller:
------

ASCEND COMMUNICATIONS , INC.


By:   /s/ Bernard V. Schnader
      ---------------------------
Name:     Bernard V. Schander
      ---------------------------
Title:    Treasurer
      ---------------------------

Buyer:
------

NETWORK ACCESS SOLUTIONS, INC.


By:   /s/ Scott G. Yancey
      ---------------------------
Name:     Scott G. Yancey
      ---------------------------
Title:    Chief Financial Officer
      ---------------------------

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A
                                   ---------
                         LIST OF AVAILABLE EQUIPMENT,
                         ----------------------------
   SPECIFICATIONS (including Core Systems Publications Library, dated 2/98),
   -------------------------------------------------------------------------
             ASCEND/NAS-CuNet SERVICE MARKETING PROGRAM PROPOSAL,
             ----------------------------------------------------
                                  AND PRICING
                                  -----------

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                 Ascend's xDSL

                     Proposal for Network Access Solutions
                             for CopperNet Service
                                       &
                             Financial Term Sheet

                                August 25, 1998



                -----------------------------------------------




                                  ASCEND LOGO




                -----------------------------------------------



                          Ascend Communications, Inc.

                      Ascend Proprietary and Confidential

1.   INTRODUCTION.............................................................................    1
  1.1     Ascend's MultiDSL Strategy..........................................................    1
  1.2     Ascend's MultiDSL solution..........................................................    1
  1.3     Ascend's Vision.....................................................................    2
2.   DIGITAL SUBSCRIBER (DSL).................................................................    3
  2.1     Data Rates..........................................................................    3
  2.2     Line Rates..........................................................................    3
  2.3     Port Capacity.......................................................................    3
3.   CENTRAL OFFICE EQUIPMENT (COE)...........................................................    5
  3.1     COE Availability....................................................................    5
  3.2     DSLTNT/TM/..........................................................................    5
  3.3     IDSL line card for MAX 4002 and 4004................................................    6
  3.4     IDSL line card for DSLTNT and MAX TNT...............................................    6
     3.4.1     IDSL Capacity..................................................................    6
     3.4.2     IDSL Packet Flow...............................................................    7
  3.5     SDSL line card for DSLTNT and MAX TNT...............................................    7
     3.5.1     SDSL Capacity..................................................................    7
     3.5.2     SDSL Packet Flow...............................................................    7
  3.6     RADSL-CAP line card for DSLTNT and MAX TNT..........................................    7
     3.6.1     RADSL Implementation...........................................................    8
     3.6.2     Intra-building solutions.......................................................    8
     3.6.3     Provision and Manage RADSL.....................................................    9
     3.6.4     Integrated voice and data capabilities provide flexibility over a single pair..    9
     3.6.5     ADSL Capacity..................................................................    9
     3.6.6     ADSL Packet Flow...............................................................    9
  3.7     RADSL-DMT line card for DSLTNT and MAX TNT..........................................   10
  3.8     RADSL-CAP Stand-alone COE Unit......................................................   10
  3.9     SDSL Stand-alone COE Unit...........................................................   10
4.   CUSTOMER PREMISES EQUIPMENT (CPE)........................................................   10
  4.1     CPE Availability....................................................................   10
  4.2     Pipeline............................................................................   10
  4.3     DSLPipe Requirements and Features...................................................   11
  4.4     DSLPipe-S...........................................................................   11
  4.5     DSLPipe-2S..........................................................................   12
  4.6     DSLPipe-C...........................................................................   12
  4.7     DSLPipe-D...........................................................................   12
  4.8     Splitters...........................................................................   12
     4.8.1     Passive Splitter...............................................................   12
     4.8.2     ANSI T1.413....................................................................   13
     4.8.3     Siecor support as the NID vendor...............................................   13
     4.8.4     Remote Site POTS splitter configuration........................................   13
     4.8.5     Central Site POTS splitter configuration.......................................   13
     4.8.6     POTS splitting In the Central Office...........................................   14
     4.8.7     Standard 50 Pin Telco Connectors...............................................   14
     4.8.8     Un-interruptable POTS service in the event of a power failure at either end....   14
  4.9     Miscellaneous DSLPipe...............................................................   14
     4.9.1     Network Address Translation (NAT) products.....................................   14
     4.9.2     Rate Adaptation................................................................   14
     4.9.3     Multiple MAC Addresses.........................................................   15
     4.10      Miscellaneous Pipeline.........................................................   15
     4.10.1    Maximum number of concurrent TCP & UDP sessions and users supported............   15


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

     4.10.2    LAN and WAN Interfaces, and the maximum number supported.......................   15
5.   MISCELLANEOUS............................................................................   15
  5.1     Interoperability....................................................................   15
  5.2     Bridging and Routing................................................................   16
     5.2.1     DSLPipe Bridging and Routing...................................................   16
     5.2.2     Bridging and Routing Configuration.............................................   16
     5.2.3     Bridging and/or routing protocol support.......................................   16
  5.3     LAN segment limitations.............................................................   16
  5.4     Statistical Multiplexing/Bandwidth Optimization.....................................   16
6.   SECURITY.................................................................................   17
  6.1     Secure Access.......................................................................   17
  6.2     Authentication......................................................................   17
  6.3     Filtering...........................................................................   17
     6.3.1     Traffic Filtering Functionality................................................   18
  6.4     Comprehensive security for iron-clad remote networking..............................   18
  6.5     Secured Connections.................................................................   18
  6.6     Security............................................................................   18
     6.6.1     Password.......................................................................   19
7.   SOFTWARE PRODUCT FUNCTION................................................................   19
8.   MULTIDSL PRODUCT MATRIX..................................................................   19
9.   MULTIDSL PORT DENSITY....................................................................   20

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

1.  Introduction

Plain Old Telephone Service (POTS) requires a twisted pair of copper wire (two wires) between the residence/home and the Central Office (CO) of the telephone company. Currently, there are over 800+ million such telephone lines that exist worldwide between the CO and the residences.

These telephone lines are used not only for voice conversation but also for sending data between two remote locations using analog modems. The modem technology seems to have reached its speed limit (currently 33.6 Kbps), although an asymmetric 56K capability was recently announced over these telephone voice grade lines. Next came ISDN, Basic Rate Interface (BRI) with speeds up to 128 Kbps of user data.

The carriers' Public Switched Telephone Network (PSTN) was originally designed for voice calls only. On an average, voice calls last three to five minutes. Data calls last around 20 minutes. When data calls use the same PSTN as voice calls, the result is bottlenecks and switch congestion. The explosion of Internet with more users making data calls over the PSTN, has compounded network congestion. There can be serious consequences if the PSTN is overloaded when voice calls have to be made for emergency services.

Cable companies such as TCI, the largest cable provider in US, are planning to offer data services using their cable network. This competitive pressure, along with the recent deregulation in the telephone industry, has forced telephone companies to look for alternate ways to offer high-speed data services at an affordable price by reusing the existing copper wires.

Digital Subscriber Line (DSL) technology includes a variety of digital signaling methods that provide high-speed access at 128 Kbps to 7 Mbps. This technology affects the physical layer. It can utilize a wide range of existing protocols such as Point-to-Point Protocol (PPP), MultiLink PPP (MPP), MultiLink Protocol Plus/TM/ (MP+), Frame Relay and Asynchronous Transfer Mode (ATM) at the link and network level.


1.1  Ascend's MultiDSL Strategy

Ascend's Mu1tiDSL/TM/ is a family of DSL products that include both the Central Office Equipment (COE) and Customer Premises Equipment (CPE) required for a wide range of DSL technologies including IDSL, SDSL, RADSL-CAP and RADSL-DMT. All of these DSL technologies utilize the existing pair of wires between the Central Office (CO) and the residences/businesses. The MultiDSL products for COs permit carriers to launch high-speed access services from 128 Kbps to 7 Mbps. The COE consists of DSL line cards for the MAX/TM/ 4000, 4002, 4004, DSLTNT/TM/ and MAX TNT/TM/ family of products. The DSLPipe /TM/ family offers CPE products for the various DSL technologies.

With the MultiDSL offering, Ascend becomes the only vendor in the industry to offer a truly integrated DSL solution for both COE and CPE.


1.2  Ascend's MultiDSL solution

Ascend is the only vendor in the industry to offer a fully integrated single platform such as MAX 4000, 4002, 4004, DSLTNT or MAX TNT that can deliver multiprotocols (IP, IPX, PPP, MP, MP+, Frame Relay, routing/bridging, authentication and security) and multiservice (analog, ISDN, Frame Relay and MultiDSL). Ascend's MAX family of products is installed in hundreds of networks and delivers the reliability, scalability and functionality to offer a fully integrated DSL WAN access switch.

With the introduction of the Mu1tiDSL strategy and products, Ascend has once again proven to be the leader in remote networking, so Ascend's customers can offer competitive services to their end users.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

1.3  Ascend's Vision

***


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

2.  Digital Subscriber (DSL)

Digital Subscriber Line technologies benefit from the fact that higher bandwidth can be attained on the copper pair between the CO and residence/business by operating at to 1.2 MHz, as opposed to analog modems that are limited to 300-3,400 Hz.

There are a wide range of DSL technologies such as IDSL, SDSL, HDSL and RADSL that can operate on the existing pair of copper wire.


2.1  Data Rates

      xDSL            Downstream         Upstream            Loop              Cable           Modulation            Pots
                                                            Length             Gauge            Technique          Supported
                                                            (reach)
-----------------------------------------------------------------------------------------------------------------------------
IDSL               128 Kbps           128 Kbps           18,000 ft.           26 AWG              2B1Q                No
SDSL               768 Kbps           768 Kbps           11,400 ft.           26 AWG              2B1Q                No
ADSL-CAP           1.54 Mbps**        64 Kbps**          18,000 ft.           24 AWG               CAP                Yes
ADSL-CAP           6.14 Mbps**        640 Kbps**         12,000 ft.           24 AWG               CAP                Yes
ADSL-CAP           7.l68 Mbps**       1Mbps**             9,000 ft.           24 AWG               CAP                Yes
ADSL-DMT           1.54 Mbps**        176 Kbps**         18,000 ft.           24 AWG               DMT                Yes
ADSL-DMT           6.14 Mbps**        640 Kbps**          12,000 ft...        24 AWG               DMT                Yes
ADSL-DMT           7.168 Mbps**       640 Kbps**         10,000 ft.           24 AWG               DMT                Yes

**Both CAP and DMT are RADSL implementations. Data rates may vary substantially depending upon the line length, condition and noise environment.


2.2  Line Rates

The table below outlines the different MultiDSL offerings provided by Ascend. Minimum line rates for CAP based ADSL are 64 Kbps upstream and 1.54 Mbps downstream. DMT based ADSL provides a minimum bandwidth of 178 Kbps upstream and
1.54 Mbps downstream.

xDSL                  Upstream        Downstream         Loop Length          Bound
-------------------------------------------------------------------------------------
ISDL                  128 Kbps        128 Kbps           18,000 ft.          N/A
SDSL                  768 Kbps        768 Kbps           12,000 ft.          N/A
ADSL-CAP*             64 Kbps         1.54 Mbps          18,000 ft.          Minimum
                      640 Kbps        6.14 Mbps          12,000 ft.          Maximum
ADSL-DMT*             176 Kbps        1.54 Mbps          18,000 ft.          Minimum
                      640 Kbps        6.14 Mpbs          12,000 ft.          Maximum

  * Rate adaptive
  * Expected performance


2.3  Port Capacity

        xDSL              Ports per MAX         Ports per MAX          Ports per 3         CPE Equipment
                          TNT Line Card           TNT shelf            Chassis MAX
                                                                       TNT System
--------------------------------------------------------------------------------------------------------
IDSL                           32                    224                  672            P50/75, Netwarp
SDSL                           16                    240                  720               DSLPipe-S


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

ADSL-CAP               6                      90                    270                  DSLPipe-C
ADSL-DMT              TBD                    TBD                    TBD                  DSLPipe-D

Both the ADSL line types are rate adaptive, offering a wide range of rates using the same CPE and COE equipment. Moreover, the ability to offer Frame Relay based PVC over the subscriber link allows one to set differing Committed Information Pate per PVC allows a finer granularity in which bandwidth over the subscriber loop can be controlled while maintaining the same CPE and COE based devices. Considering each PVC represents a concurrent virtual link to a separate destination or service across the transport network, the ability to set CIR provides the further benefit of controlling the amount bandwidth that any one service is allocated.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

3.  Central Office Equipment (COE)

Ascend offers a comprehensive range of DSL products for both the central office and customer premises. The DSLTNT, MAX TNT, MAX 4000, 4002 and 4004 products deliver the multiprotocol, multiservice capabilities that are required at the central office of the carriers and service providers.

Ascend's Digital Subscriber Line cards are supported on the MAX 4000, 4002, 4004, DSLTNT and MAX TNT. The support of these line cards ensures that the MAX 4000, 4002, 4004, DSLTNT and MAX TNT products continue to offer the next generation of high-speed services from carriers and service providers. These services may be Internet access, remote office connectivity or telecommuting applications that demand high bandwidth.

Support of both PPP and Frame Relay protocols in the MAX products ensure greater flexibility and investment protection for both carriers as well as subscribers.


3.1  COE Availability

                    Items                        Port Density         Max # of         Availability
                                                                        Ports
------------------------------------------------------------------------------------------------------
IDSL line cards for MAX 4002 and 4004               8 ports              40                 Now
IDSL line cards for DSLTNT and MAX TNT             32 ports              224                Now
SDSL line card for DSLTNT and MAX TNT              16 ports              240                Now
RADSL-CAP line card for DSLTNT and MAX TNT          6 ports              90                 Now
RADSL-DMT line card for DSLTNT and MAX TNT            TBD                TBD                1998
TBD RADSL-CAP stand-alone unit                      1 port                -                 Now
SDSL stand-alone unit                               1 port                -                 Now


3.2  DSLTNT/TM/

The DSLTNT is a fully integrated, true multiservice xDSL concentrator designed for a telephone company's Central Office (CO). The DSLTNT consists of a 14" chassis with support for DC or AC power supplies, a main controller module and 16 slots for MultiDSL line cards (e.g. IDSL, SDSL, HDSL, RADSL-CAP and RADSL-
DMT) and network interface cards such as DS-3, T1/PRI, E1/PRI, Frame Line, 10Base-T, 100Base-T, FDDI and HSSI.

The DSLTNT is designed as a basic chassis with provision to upgrade to add additional functionality as required by the service providers. These additional functionality are controlled through softkey or hash codes.

All MultiDSL line cards and other slot cards that are used with MAX TNT can be used with DSLTNT as well thus protecting Ascend's customers' investment on DSLTNT and MAX TNT systems.

The DSLTNT basic chassis includes support for 1 power supply (AC/DC), one main controller card and support for RADSL-CAP/DMT line cards and network interface cards. The DSLTNT may be upgraded using softkey (hash code) to add support for IDSL and SDSL line cards. This helps service providers to get RADSL services off the ground cost effectively and at the same time has the flexibility to offer other xDSL services as the market demands in the future.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

The DSLTNT is modular and permits service providers to install various hot-plug-in MultiDSL line cards and offer different xDSL services concurrently using a single manageable platform. The redundant power supplies ensure continuous operation under unforeseen circumstances while sharing the load under nor-mal conditions.

The DSLTNT offers the highest port density of IDSL, SDSL, RADSL-CAP and RADSL-DMT line cards. At the same time, the DSLTNT utilizes minimum power for these various MultiDSL line cards to meet the low power consumption requirement of the telephone companies' Central Office (CO).

    o DSLTNT is a 14" chassis with 16-slots for line cards and/or network interface cards
    o   Load sharing redundant power supply (AC/DC)
    o Wide range of xDSL support on a single platform: IDSL, SDSL, RADSL-CAP and RADSL-DMT
    o   Supports other traditional data services
    o Highest xDSL port density in the industry per 7-foot rack; Up to 1344 IDSL ports; Up to 1440 SDSL ports; Up to 540 RADSL-CAP ports
    o Wide range of egress to the network: DS-3, T1/PRI, E1/PRI, Serial WAN, HSSI, 10Base-T and 100Base-T
    o Lowest power consumption per port; 0.5 Watts per IDSL port, 1.25 Watts per SDSL port, 5.0 Watts per RADSL-CAP port
    o   Transport protocols: Point-to-Point Protocol (PPP), MP, MP+ or Frame
        Relay
    o   Manageable from a central network management system and SNMP support
    o Fits seamlessly into the existing authentication infrastructure such as RADIUS, TACACS+, Token cards


3.3  IDSL line card for MAX 4002 and 4004

The IDSL Line cards offer eight ports per card and up to five cards per MAX 4000, 4002 and 4004, for a total of up to 40 IDSL ports. Each IDSL port supports a 128 Kbps digital connection to subscribers and connects end users' ISDN terminal adapters, Ascend's Pipeline and IP application software.

An HDLC controller card is required if more than four IDSL cards are installed. Also, ISDN signaling software is required for IDSL to function. The IDSL cards support voice/fax and data over the same IDSL line permitting 128 Kbps data while dynamically relieving and assigning 64 Kbps or 128 Kbps for voice/fax and later on back to data.


3.4  IDSL line card for DSLTNT and MAX TNT

The IDSL line card for the DSLTNT and MAX TNT supports 32 ports per card and occupies one slot. The DSLTNT and MAX TNT may support up to 7 cards for a total of 224 IDSL ports. Each IDSL port supports a 128 Kbps digital connection to subscribers and connects end users' (third party) ISDN terminal adapters, Ascend's Pipeline and IP application software. ISDN signaling software is required to support IDSL. HDLC cards are not required since the HDLC controllers are built into the IDSL Card itself.


3.4.1  IDSL Capacity

 Per Module Capacity                       Per Shelf Capacity                   Per System Capacity
32 circuits per module                  7 ISDL Modules per Shelf             21 IDSL Modules per system
                                      224 IDSL connections per Shelf              672 per system


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

3.4.2  IDSL Packet Flow

IDSL is an innovation from Ascend that provides a standard ISDN BRI U interface for data only services that may remain "up all the time" without using any resources of the public switched telephone network. The subscriber is equipped with any ISDN Terminal Adapter supporting PPP/MP/MP+. When the subscriber is ready to communicate with the Internet or corporate intranet, the CPE "places a call" to the CO based MAX across the 2 wire local loop using standard ISDN BRI D channel signaling. Each called number may represent a specific Internet service provider or corporate Intranet and do not have to be real telephone numbers. The CO based MAX "answers the call" and does one of many things based on how the customer is configured.


3.5  SDSL line card for DSLTNT and MAX TNT

The SDSL line card for DSLTNT and MAX TNT supports 16 ports per card and occupies one slot. The DSLTNT and MAX TNT may support up to 15 cards for a total of 240 SDSL ports. Each SDSL port supports a 768 Kbps digital connection to subscribers' SDSL CPE equipment such as Ascend's DSLPipe-S (SDSL).


3.5.1  SDSL Capacity

       Per Module Capacity                  Per Shelf Capacity                 Per System Capacity
       15 ports per module              15 SDSL Modules per Shelf           45 SDSL Modules per system
                                       240 SDSL connections per Shelf              720 per system


3.5.2  SDSL Packet Flow

SDSL is a single pair, 768 Kbps symmetric, data only access service that uses frame relay as the layer two protocol across the local loop. The subscriber is equipped with a DSLPipe S. Traffic leaves one or more personal computers onto an Ethernet and into the DSLPipe S. Because SDSL uses frame relay, and the MAX TNT may be configured as a frame relay concentrator, a PVC may be defined from the DSLPipe S to the MAX where authentication and routing functionality may be utilized to access multiple service destinations, or a PVC may be defined from the DSLPipe S all the way through the MAX and through the Network core to the ISP or corporate frame relay router.


3.5.2.1  Support for multiple Frame Relay PVCs

Support for multiple Frame Relay PVCs across the local loop has been added to the DSL Pipe S. Traffic leaves one or more personal computers onto an Ethernet and into the DSLPipe S. The DSLPipe dynamically makes a routing or bridging decision (depending upon configuration) to determine which PVC leads to the appropriate service destination.


3.6  RADSL-CAP line card for DSLTNT and MAX TNT

The Rate Adaptive RADSL (RADSL) adapts dynamically to the line condition and optimizes the transmission date rate. The RADSL-CAP line card for DSLTNT and MAX TNT supports six ports per card and occupies one slot. The DSLTNT and MAX TNT may support up to 15 cards for a total of 90 RADSL-CAP ports. Each RADSL-CAP port supports digital connection with speeds up to 7 Mbps downstream and 1 Mbps upstream to subscribers' RADSL CPE equipment such as Ascend's DSLPipe-C (RADSL-
CAP).


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

ADSLType              Upstream        Downstream         Loop Length          Bound
-------------------------------------------------------------------------------------
ADSL-CAP              64 Kbps         1.54 Mbps          18,000 ft.          Minimum
                      640 Kbps        6.14 Mbps          12,000 ft.          Maximum
ADSL-DMT              176 Kbps        1.54 Mbps          18,000 ft.          Minimum

Current product provides 2.5 Mbps down and 1.0Mbps upstream maximum rates.


3.6.1    RADSL Implementation

Ascend's Rate Adaptive Asymmetric Digital Subscriber Line (RADSL) products provide carriers, corporations and service providers both the Central Office Equipment (COE) and the Customer Premises Equipment (CPE) required for immediately implementing multiple DSL technologies. This offering utilizes the existing single pair copper to combine data, voice and video traffic over a RADSL line at speeds up to 7 Mbps. By consolidating access lines and minimizing changes to the existing infrastructure, Ascend's RADSL solution reduces the overall cost of ownership.

Rate Adaptive Asymmetric Digital Subscriber Line (RADSL) is part of Ascend's broad range of MultiDSL offerings and is designed to give carriers, service providers and corporations a cost-effective way to immediately enter the DSL market. RADSL works by adapting transmission speed based on the length and signal quality of the local loop. This ensures that subscribers will have a higher quality transmission, especially when there is noise on the line.

It is the fastest of the DSL technologies that operates on a copper wire and supports up to 17,000 feet distance on a copper pair. For distances of 10,000 feet, the data rate on the downstream portion of the circuit (CO to the subscriber) is 7 Mbps while the data rate on the upstream portion (subscriber to the CO) is l Mbps. At 12,000 feet, the data rate is 2.5 Mbps on the downstream and l Mbps on the upstream. At 17,000 feet, the data rate is 640 Kbps on the downstream and 544 Kbps on the upstream. Implementing asymmetric rates is desirable in situations where higher bandwidth is needed on the downstream path from a central site or Internet. RADSL-Carrierless Amplitude Phase (RADSL-CAP) modulation divides the spectrum into three parts with the lower band designated for voice transmission. The higher band is used for data transmission and optimum speed is determined dynamically.

Ascend's RADSL-CAP products include both the Central Office Equipment (COE) and the Customer Premise Equipment (CPE) required for implementing RADSL-CAP-based services immediately. The COE includes the DSL/MAX TNT as well as RADSL line cards. Users can place the DSL/MAX TNT in their networks to offer high-speed RADSL services as well as support for IDSL, SDSL (Single pair HDSL), analog, ISDN and Frame Relay. The CPE consists of DSLPipe products, which are high-speed routers based on Ascend's award-winning Pipeline(R) product family. Together, these products are part of the most comprehensive DSL product line available on the market today.

Implementing RADSL can be as easy as installing a high-density DSL/MAX TNT/TM/ multiservice platform along with RADSL line card modules. As requirements change, use the same platform to support MultiDSL/TM/ technologies such as IDSL, single pair HDSL as well as analog, ISDN or Frame Relay. End users can take advantage of high-speed RADSL services using a DSLPipe/TM/. This powerful router lets users access multiple destinations simultaneously to download high-resolution graphics, participate in Web hosting or to support intra-building applications. Ascend's RADSL products offer a complete, turnkey xDSL solution for satisfying high-bandwidth applications.


3.6.2  Intra-building solutions

RADSL-CAP is a secure and inexpensive intra-building solution for corporations, property management firms and network service providers. With a DSL/MAX TNT and RADSL-CAP line cards, network managers can cost-effectively offer analog, data and video services to subscribers who work or live in a high-rise building, apartment


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

complex or campus environment A DSL/MAX TNT can be installed in the wiring closet and connected to all groups or businesses in the building/campus using the existing telephone wire. Each group has a unique connection. protecting the data from unauthorized access. With Ascend's RADSL-CAP solution, network managers have minimal wiring requirements and simplified management while subscribers have the throughput needed for the most bandwidth-intensive applications.

3.6.3  Provision and Manage RADSL

Ascend's RADSL technology lets network administrators manage the RADSL lines directly from the central office, allowing them to reduce on-site maintenance costs. In addition, Ascend's NavisAccess network management software gives network managers customized information about the MAX for in-depth, end-to-end network control.

    o Real Time Signal Quality measures signal strength and line quality, allowing network managers to pinpoint any copper-related problems
    o NavisAccess provides discovery and mapping, configuration management, performance measurement and fault monitoring
    o Out of service command lets the network admin take a line out of service for diagnostic purposes
    o Loopback test command lets service providers place a line in loopback model


3.6.4 Integrated voice and data capabilities provide flexibility over a single pair

Ascend's RADSL-CAP solution lets service providers split a single-pair local loop to offer subscribers high-speed data links as well as regular telephone service over a single line. In the past, both analog and digital calls were first processed through the CO switch before arriving at the data network. Because RADSL data calls are routed directly to the data network, the CO switch is free to handle voice calls without bottlenecks or delays. By using a splitter, subscribers can use a single line to make calls, send e-mail and surf the Internet.

    o   Data and voice over a single pair
    o   Direct connection to the data network
    o   Lifeline POTS with splitters


3.6.5  ADSL Capacity

       Per Module Capacity                  Per Shelf Capacity                 Per System Capacity
----------------------------------------------------------------------------------------------------------
      6 circuits per module             15 ADSL Modules per Shelf             45 ADSL Modules per system
                                        90 ADSL connections per Shelf               270 per system

    o   Single slot card (CAP or DMT)
    o   Utilizing Rate Adaptive DSL (RADSL)


3.6.6  ADSL Packet Flow

This scenario is quite similar to the SDSL scenario in that the subscriber has a DSLPipe, this time a model "A" for ADSL, and frame relay is used as the layer two protocol across the local loop. Packets are routed the same as described for SDSL, but now we may offer lifeline POTS service to the subscriber at the same time over the same single pair local loop.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

3.7  RADSL-DMT line card for DSLTNT and MAX TNT

The RADSL-CAP line card for the DSLTNT and MAX TNT provides a digital connection with speeds of 7 Mbps downstream and 1 Mbps upstream to subscribers' RADSL-DMT CPE equipment such as Ascend's DSLPipe-D (RADSL-DMT). The main difference between the RADSL-CAP and RADSL-DMT line cards is in the modulation technique used. Although the Discrete Multi-Tone (DMT) has been accepted as the standard (ANSI T1.413), the Carrier Amplitude Phase Modulation is more widely used by the carriers. Ascend's DSLTNT and MAX TNT provides a solution for both types of modulations.

3.8  RADSL-CAP Stand-alone COE Unit

The RADSL-CAP Standalone unit provides 1 RADSL-CAP port, 1 Ethernet port and 1 console port. This works in conjunction with the DSLPipe-C (CPE) to deliver up to 7 Mbps downstream and 1 Mbps upstream for a distance of 10,000 feet, 2.5 Mbps downstream and 1 Mbps upstream for up to 1200 feet and 640 Kbps downstream and 544 Kbps upstream for up to 17,000 feet.


3.9  SDSL Stand-alone COE Unit

The DSLPipe-S/TM/, an SDSL customer premises equipment (CPE) may be converted into a stand-alone COE by switching the jumper settings inside unit. With the COE configuration, this stand-alone unit may be connected to a DSLPipe-S (CPE) and two networks may be connected at 768 Kbps for up to l2,000 feet.

4.  Customer Premises Equipment (CPE)

Ascend's Pipeline products are offered as the CPE for the IDSL solution, and the DSLPipe products are offered as the CPE for other DSL technologies. These include the DSLPipe-S (SDSL), DSLPipe-C (RADSL-CAP) and DSLPipe-D (RADSL-DMT).


4.1  CPE Availability

         Items                           Port Density                         Availability
-----------------------------------------------------------------------------------------------
DSLPipe-C                 1 RADSL(CAP), 1 Ethernet, 1 console port                Now
DSLPipe-D                 1 RADSL(DMT), 1 Ethernet port, 1 console port           1998
DSLPipe-S                 1 SDSL, 1 Ethernet port, 1 console port                 Now
DSLPipe-2S                2 SDSL Ports, 1 Ethernet port, 1 Console Port           Now


4.2  Pipeline

The Pipeline products are the IDSL-based CPEs from Ascend. Since Ascend's IDSL solution is based on 2B1Q signaling, a standard used with ISDN BRI circuits, it will function with ISDN BRI terminal adapters from third party vendors as well.

Pipeline 25-Px, 50, and 75 models support high-speed ISDN BRI communications for stand-alone PCs and PC/LANs. Analog devices are supported on the Pipeline 25-Px, 25-Fx and 75 models. High-performance Pipeline 130 models support growth from a 56 Kbps Frame Relay dial-up or leased line connection at up to T1/E1 speeds. The Pipeline 130 provides a dedicated WAN connection and an integrated switched connection for mission-critical backup and overflow applications.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

4.3  DSLPipe Requirements and Features

Ascend's DSLPipe family of xDSL CPE is based on the award winning, market share leading Pipeline family of CPE, we are able to leverage several years of feature development targeted at the power user immediately into our DSL CPE.

The requirements that have been addressed by our CPE development include:

    o   Easy to configure, easy to use, easy to troubleshoot
    o   Transparently and dynamically communicate with multiple destinations
    o   Support for market share leading protocols (IP, IPX)
    o   Support for dynamically assigned addresses
    o   Support for systems using "illegal" addresses
    o   Small footprint

Thc features that have been developed in the Pipeline family that are or will be available in the DSLPipe CPE family to address these consumer requirements include:

    o JAVA based Pipeline Configurator for simple GUI configuration of the unit SNMP management
    o Full featured IP routing engine with complex inbound and outbound packet filters
    o Full featured IPX routing engine with complex inbound and outbound packet filters
    o   IPX SAP filters and spoofing
    o   Frame Relay support for multiple PVCs

    o   DHCP support and DHCP spoofing
    o   Dynamic IP address assignment
    o   Network Address Translation (NAT)
    o   Data compression
    o Integrated termserv console functionality for detailed troubleshooting either locally (RS-232) or remotely (password protected TELNET)
    o   Ping and Traceroute functionality
    o   Complete debug facility for bit level troubleshooting

Further customer requirements that have been addressed by Ascend's COE development include:

    o   Bellcore compliance
    o Integrated platform including DSL modems, router, authentication and accounting
    o   High port density to conserve expensive CO rack space
    o Robust TMN compliant OSS support through the Carrier Scale Integration Alliance with Newbridge.
    o Clear migration path from today's technologies (dial-up analog) through tomorrows technologies (ADSL-DMT to ATM 0C3) in a single carrier-class platform that may simultaneously support several different types of services to maximize the customers revenue streams.
    o Complimentary CPE family for each DSL offering that may be resold by the customer to the consumer as part of a package or managed service offering.


4.4  DSLPipe-S

The DSLPipe-S is a SDSL-based CPE with one SDSL port for connection to the network, and it includes one Ethernet port. It also comes with a console port for connection to a VT-100 terminal for configuration of the unit. The speed of the connection to the CO will be 768 Kbps, which is half the T1 data rate using a single twisted pair.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

Although Frame Relay generally is used for data transmission, PPP can also be used if the DSL service is offered by an ISP that requires PPP for authentication of the user using PAP or CHAP.


4.5  DSLPipe-2S

This is an SDSL-based CPE with two SDSL ports for connection to the network, one Ethernet port and one console port. Service providers can combine 2 SDSL ports to offer 1.54 Mbps using two pairs of wires with Multilink PPP or use one of the ports to offer 768 Kbps using single pair of wires.


4.6  DSLPipe-C

The DSLPipe-C is an RADSL-CAP CPE that includes one connection to the CO and one Ethernet port. It also comes with a console port for connection to a VI-100 terminal for configuration of the unit. Depending upon the condition of the physical line, the speed of the connection to the CO may be as high as 7 Mbps downstream and 1 Mbps upstream over a single twisted pair. This unit utilizes the CAP modulation. Although Frame Relay generally is used for data transmission, PPP can also be used if the DSL service is offered by a service provider that requires PPP for authentication of the user using PAP or CHAP.


4.7  DSLPipe-D

The DSLPipe-D is an RADSL-DMT CPE that includes one connection to the CO and one Ethernet port. It also comes with a console port for connection to a VT-100 terminal for configuration of the unit.

Depending upon the condition of the physical line, the speed of the connection to the CO may be as high as 7 Mbps downstream and 1 Mbps upstream over a single twisted pair. This unit utilizes the DMT modulation. Although Frame Relay generally is used for data transmission, PPP can also be used if the DSL service is offered by an ISP that requires PPP for authentication of the user using PAP or CHAP.


4.8  Splitters

Splitters separate the POTS line from the DSL line. Generally it operates in pairs one at the CO and the other at the customer premises. The CPE with DSL line and the analog telephone will be connected to the Splitter at the customer site. The Splitter at the CO splits the signal again and connects the POTS signal to the PSTN switch, and it also connects the DSL line to the DSLTNT or MAX TNT.


4.8.1  Passive Splitter

Ascend has developed the passive splitters to work with our RADSL-CAP product. There are two types of splitters.

    o   DSLVSO, a rackmountable version for the central site
    o   DSLVSP, a standalone splitter for the customer premises.

These passive splitters permit integration of lifeline POTS (Voice) with the ADSL data on a single pair of wire (local loop). These splitters are passive and do not require AC/DC power. Therefore, even if the power goes down at the customer premises, the phones will continue to operate.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

The Ascend ADSL solution provides a passive splitter for the voice band at both the central site and remote site. At the central office a rack mountable splitter directs voice based traffic to the PSTN, while data traffic is directed at a DSL port on the DSL/MAX TNT.


-----------------------------------------------------------------------









------------------------------------------------------------------------
                       Figure:  C.O. Splitter Arrangement

4.8.2  ANSI T1.413

Ascend's current splitter is POTS only and is designed to meet ANSI T1.413 standards pertaining to the splitter. Parameters are a frequency cutoff of 8KHz, impedance matched and return loss is within limits of the above ANSI specification.


4.8.3  Siecor support as the NID vendor

The Ascend POTS splitter can be packaged to fit in SiecorNID product.


4.8.4  Remote Site POTS splitter configuration

For use only to provide additional life-line POTS if required to the remote site.

The Remote site NID (Network Interface Device) is a small inside wall mounted device that terminates the incoming local loop pair. There are RJ11 interfaces on the NID that can be connected to the remote site and a stand-alone telephone. The NID is a passive device. (non-powered)


4.8.5   Central Site POTS splitter configuration

For use only to provide additional life-line POTS if required to the remote site. Ascend has a 1RU (1.75inch) 19inch rack mountable POTS splitter configuration that houses up to 24 individual splitters. This device is passive. (non-powered) Termination of the POTS ports is onto an Amphenol Telco 50 Pin connector.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

4.8.6  POTS splitting In the Central Office.

The Ascend ADSL solution provides a passive splitter for the voice band at both the DSL/MAX TNT and DSLPIPE. At the central office a rack mountable splitter directs voice based traffic to the PSTN, while data traffic is directed at a DSL port on the DSL/MAX TNT. Ascend supplies an external rack mounted splitter for the Central Office. The splitter density corresponds to that of the DSL/MAX TNT's ADSL line cards. Current plans aggregate the POTS feed from multiple splitters into for a single cable for minimal appearance at the POTS switch.


4.8.7  Standard 50 Pin Telco Connectors

Standard 50 pin telco connectors (Amphenol) will be used for the DSL and/or POTS interfaces into the xDSL channel bank.


4.8.8 Un-interruptable POTS service in the event of a power failure at either end.

This feature is available on DSLPipe units.

ADSL on DSL/MAX TNT

Ascend provides an external splitter at the NID to direct voice band traffic to the local telephone infrastructure at the subscriber site. Likewise a companion splitter arrangement is provided at the CO. Power for POTS is provide by the CO voice switch, the passive splitter arrangement both at the CO and the subscriber site, pass the POTS signal and power without modification or interruption. Thus should the DSLPipe unit or DSL/MAX TNT line card fail, no interruption shall occur to the POTS service.

SDSL and IDSL do not offer life-line service. Future development will automatically switch to POTS line in case of power loss.

4.9  Miscellaneous DSLPipe

4.9.1  Network Address Translation (NAT) products

All Pipeline's, MAX 4000's, and the DSL/MAX TNT support NAT. NAT is supported in Software release 5.0 of the DSLPipe Family of products.


4.9.1.1  Network Address Translation (NAT) capabilities

With Ascend's Network Address Translation capability, end users can utilize unregistered network IP addresses to access the Internet. This eliminates the cost and complexity involved with obtaining and owning dedicated IP addresses exclusively.

    o A network address is transparently assigned to the unit allowing users to utilize an unregistere d address for the duration of the session
    o   IP addresses are released and reassigned to other users
    o   Cost of owning a dedicated IP address is eliminated


4.9.2  Rate Adaptation

The Ascend IDSL line cards are configurable for single "B" channel (64 Kbps) access or two "B" channel access (128Kbps) access. The Ascend ADSL units, the DSLPipe-C and DSLPipe-D in conjunction with the DSL/MAX

                          Ascend Communications, Inc.

TNT ADSL line cards are rate adaptive. Rate adaptation occurs after the initial connection, and proceeds to provide the highest sustainable connection rates possible for the given line conditions.

Ascend R-ADSL allows for adjustments or retraining of the DSL line rates without interrupting current network sessions.

Ascend has the capability of limiting each user's data-rate to a specified rate based on attributes assigned to each users data profile. The DSL TNT monitors the data-rates, and discards any non-compliant bits at the ingress to the DSL-TNT.


4.9.3  Multiple MAC Addresses

The DSLPipe product currently provides support for multiple MAC address. In addition the DSLPipe includes an IP Route table, an ADP table, and IPX SAP and RIP tables.


4.10    Miscellaneous Pipeline

4.10.1  Maximum number of concurrent TCP & UDP sessions and users supported

      Pipeline 25 Px            1 user
      Pipeline 50               *
      Pipeline 75               *
      Pipeline 130              *
      DSLPipe                   *

*The number of users depends upon how many IP addresses have been assigned to the particular Pipeline. This is a user configurable issue.

4.10.2  LAN and WAN Interfaces, and the maximum number supported

      Pipeline 25 Px           1 Ethernet / 1 BRI
      Pipeline 50              1 Ethernet / 1 BRI
      Pipeline 75              1 Ethernet / 1 BRI
      Pipeline 130             1 Ethernet / 1 BRI & 1 T-1 or 56kbs
      DSLPipe                  1 Ethernet / 1 DSL link

5.  Miscellaneous

5.1  Interoperability

Ascend is committed to interoperability. Just as Ascend has provided for interoperability on dial modems, Ascend is currently working to bring products to market based upon standards that can interoperate, such as the ANSI T1.E1.4/94-006 HDSL standard. Currently Ascend can interoperate on a line-coding level with single pair HDSL units that conform to the ANSI T1.E1.4/94-006 HDSL standard and ADSL units that utilize the GlobeSpan chipset. Ascend will participate in industry standard forums that will lead to interoperability so that the DSLPIPE and STU-R can be sold as CPE.


5.2  Bridging and Routing


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

The DSLPipe units and the DSL/MAX TNT support both bridging and routing options. Bridging is enabled by default.


5.2.1  DSLPipe Bridging and Routing

The DSLPipe family of products provide a 10BaseT or AUI based Ethernet LAN connection. The Ethernet framing type is selectable, supported both IP and IPX based routing. The DSLPipe units combine both routing and bridging with a DSL network access, providing the customer with a complete solution not requiring additional equipment. The fact that the unit is both a bridge and router with a true LAN interface, it will operate with IP and IPX stacks, as well as non-routable protocols.

Bridging can be used where and when required. Routing is a must, on any access equipment, to be able to provide simultaneous secure connections to multiple destinations; something a solely bridged solution cannot provide without managing massive MAC address tables.

Furthermore, the DSLPipe solution provides for RIPv2 both on the LAN and the DSL link to facilitate variable length addressing (Classless IP) from the Customer to the subscriber. The DSLPipe line will also provide for network address translation over the PVC, allowing local addresses to be translated to addressing assigned by the far end of the connection.


5.2.2  Bridging and Routing Configuration

Bridging and Routing are separate options and can be enabled or disabled separately. This configuration allows both to occur simultaneously, routing will take precedence and bridging will relate only to those protocols not routed.


5.2.3  Bridging and/or routing protocol support

The Ascend DSL/MAX TNT and DSLPipe can support both Routing and bridging. The routing protocols supported are RIP, RIP V2, OSPF, Appletalk, BCP Bridging, IGMP multicast.


5.3  LAN segment limitations

Multiple machines can be connected to a single xDSL line. Maximum number of devices supported is 500. LAN segment can have up to 1000 devices if used in bridging mode, but performance with this number is dependent upon utilization. Bridging mode is not recommended for data security reasons. Initially multiple destinations are supported through PVCs. There are eight connection profiles available on the DSLPipe. Each connection profile maps to a PVC, for a maximum number of PVCs of eight (8). Because of this only eight devices may have different destinations (or route).

5.4  Statistical Multiplexing/Bandwidth Optimization

The inherent nature of being able to provide Frame Relay on the edge of the transport network, over the DSL link, is ability to divide the link into separate PVC's. Each PVC can be declared with its own CIR, effectively controlling allotted bandwidth. The various CIR's can be controlled by the Element Management System for adjustment as customer needs change, optimizing each subscribers bandwidth to his evolving applications.

The NNI capacity of the MAX TNT allows the concentration of PVC from the various subscriber links to a single or multiple high speed links for access to the ATM/FR edge device for protocol independent delivery across the ATM


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

transport. Over-subscription can be accomplished when mapping a number of PVCs to the concentration link. It is recommended that over-subscription does not exceed the total CIR assigned across the concentration link. In this manner the bandwidth required for the concentration link is not directly related to the sum of subscriber DSL access rates, but instead to CIR.

6.   Security

6.1  Secure Access

Ascend Secure Access Firewall, certified by the (USA) National Computer Security Agency, is a full function stateful firewall option. NCSA Certified products have been tested to protect against a standardized and evolving suite of attacks while allowing significant business functions to be accomplished.

Ascend supports any kind of offset packet filter. Ascend also supports call filters and data filters.


6.2  Authentication

Authentication can take place in several ways: CLID, user name and password, and a variety of third party solutions. The following is a list of the current authentication schemes supported by Ascend products:

       PAP, CHAP, RADIUS, TACACS, TACACS+, SecureID, Cryptocard RB-1, Digipath Defender, Enigma Logic Safeword, Bellcore S/Key, MIT Kerberos, and AFS Kerberos.

Each service destination is at the other end of a PVC that leaves the MAX TNT to the ATM network. As each DSL user connects, authentication is required through Ascend Access Control (RADIUS). Once the user is authenticated, a custom connection profile is loaded from Access Control to the MAX TNT. Each user's connection profile may be configured with static packet filters that may check source and destination address, protocol and port, inbound vs. outbound packets, and applications that use defined ports. Using these packet filters, access to any service destination may be selectively allowed or disallowed.

SDSL and ADSL: In the case where a PVC is mapped all the way from the ISP/Corporate site through the MAX TNT to the DSLPipe, the user has no ability to access any other service destination because traffic is directly forwarded from inbound DLCI to the pre-mapped outbound DLCI without any routing decision.

One to one mapping of the IDSL port to an outbound PVC/service destination is provided. Traffic can be passed from the DSL port to the service destination as if the PVC were extended from the ISP/corporate site all the way to the IDSL CPE.

IDSL, SDSL, ADSL: Each service destination is at the other end of a PVC that leaves the MAX TNT to the ATM network When the PVC from the DSLPipe is terminated at the MAX TNT rather than passed through, Ascend's Secure Access Firewall, an integrated state-of-the-art stateful inspection firewall, may be applied to each of the outbound PVCs (service destinations) that inspects each packet to insure only authorized users may access the service. Secure Access Firewall consults a rule set that may be configured to check source and destination address, protocol and port, inbound vs. outbound packets, and applications that use defined ports among many other options.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

6.3  Filtering

Filtering can be applied to traffic based on the following:

Network address, host names, protocols (UDP, TCP, ICMP), source / destination ports, direction send / receive, TCP session state (start, ack, reset, establish, end), application level (TFTP, FTP, source routing, telnet, WWW, SMTP, POP Mail, ping / trace route), and more.

The system can generate and log alarms when certain security events and thresholds occur, and can dynamically shut down a user connection based on specific security events and/or broadcast traffic threshold.

Ascend supplies one of the broadest capabilities for using third party security systems on the market. The supported methods include PAP, CHAP, RADIUS, TACACS, TACACS+, SecureID, Cryptocard RB-1, Digipath Defender, Enigma Logic Safeword, Bellcore S/Key, MIT Kerberos, AFS Kerberos, and others.

Ascend will support the IPsec RFC's (1825-1829) in the IPsec product, which will include ISAKMP/Oakley. These products will be exported in compliance with US government export regulations.


6.3.1  Traffic Filtering Functionality

The DSLPipe products are both learning bridges and IP/IPX based routers. They support both IP and IPX filter capabilities as well a packet based bit level filter capability. IP filters allow filtering on the source and destination addresses with network masking, service port numbers and protocol type. IPX based filters allow for SAP filters and spoofing. Ascends unique generic filter allows one to specify bit streams within a packet or frame by specifying an offset and fully bit maskable bit pattern. This allows for the keying of MAC addresses for filtering reasons regardless of the protocol type.

An additional level of security can be provided by Ascend's optional Secure Access firewall. This stateful firewall offers dynamic address and application filtering. Unlike statically defined filters that leave service ports 1024 and above, fully open, to accommodate randomly selected return ports for TCP/IP sessions, the firewall installs filters sets only as required and removes them when a session terminates.


6.4  Comprehensive security for iron-clad remote networking

    o Support for user authentication makes it easy to manage the security of large-scale remote access applications.
    o   Authentication profiles such as PAP and CHAP
    o   Token-based security including support for multiple vendors' products
    o   Transmit and receive packet filtering
    o Ascend Secure Access Firewall option provides complete network protection
    o   Telnet password


6.5  Secured Connections

By using mapped PVCs over the ATM/FR infrastructure the DSLPipe line can supply secure connections to multiple service providers today over ADSL (as well as the other xDSL offerings).


6.6  Security

Each of the LCI ports requires the entry and validation of a User ID and password. Varying levels access are available as well.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

Multiple security levels can be configured onto both the DSLPipe units and the DSL/MAX TNT units. The restrictions are completely configurable allowing for customization of the varying levels to fit with the customers needs.


6.6.1  Password

This system can be enforced by administration specifying passwords to varying degrees including one with at least eight characters, with at least one non-alpha character.

7.  Software Product Function

Since the DSL line cards affect only the physical layer, all functionality that is normally available on the MAX 4000, 4002, 4004, DSLTNT and the MAX TNT is still available with the DSL line cards installed. As a result, carriers and service providers can offer multiple services using these platforms. PPP and Frame Relay are among the most common protocols used today for Internet/intranet access as well as for remote office connectivity. Now, with the DSL high-speed access services, the same protocols may be used to ensure minimal changes and upgrades at the carrier network and at the end user site.

8.  MultiDSL product matrix

Product         IDSL           SDSL         RADSL-CAP      RADSL-DMT   IDSL with Voice
----------------------------------------------------------------------------------------
CENTRAL OFFICE EQUIPMENT (COE)
MAX 4002       Yes            -              -               -              Yes
MAX 4004       Yes            -              -               -              Yes
MAX TNT        Yes1           Yes            Yes             1998           Yes
ADSL-COE       -              -              Yes             -              -
SDSL-COE                      Yes            -               -              -
CUSTOMER PREMISES EQUIPMENT (CPE)
NetWarp        Yes            -              -               -              -
Pipeline 50    Yes            -              -               -              -
Pipeline 75    Yes            -              -               -              Yes
Pipeline 130   Yes            -              -               -              -
Pipeline 25    Yes            -              -               -              Yes2
DSLPipe-C      -              -              Yes             -              -
DSLPipe-S      -              Yes            -               -              -
DSLPipe-D      -              -              -               1998           -

/1/ IDSL card for TNT is 2-slot wide; that is why only up to 7 IDSL cards per TNT shelf.

/2/ Pipeline 25 S/T version supports voice over IDSL since it has the necessary hardware to generate dial tone. Pipeline 25 U version does not support voice over IDSL.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

9.  MultiDSL Port Density

   Product          IDSL             SDSL           RADSL-CAP       RADSL-DMT    IDSL with Voice
------------------------------------------------------------------------------------------------
CENTRAL OFFICE EQUIPMENT (COE)
MAX 4002       8 port/card            -                -              -           8 port/card
               Max:40 ports                                                       Max:40 ports
------------------------------------------------------------------------------------------------
MAX 4004       8 port/card            -                -              -           8 port/card
               Max:40 ports                                                       Max:40 ports
------------------------------------------------------------------------------------------------
MAX TNT        32 port/card     16 port/card     6 port/card          1998        32-port/card
               Max:224 ports 1  Max:240 ports    Max:90 ports                     Max:224 ports
------------------------------------------------------------------------------------------------
ADSL-COE       -                -                Single port          -           -
                                                 standalone unit
------------------------------------------------------------------------------------------------
SDSL-COE                        Single port      -                    -           -
                                standalone unit

CUSTOMER PREMISES EQUIPMENT (CPE)
------------------------------------------------------------------------------------------------
DSLPipe-C       -                -                Single port      -                -
DSLPipe-S       -                Single port      -                -                -
DSLPipe-D       -                -                -                Single port      -
NetWarp        Single port       -                -                -                -
Pipeline 50    Single port       -                -                -                -
Pipeline 75    Single port       -                -                -              1 IDSL port, 2
                                                                                  POTs ports
Pipeline 130   Single port       -                -                -                -
Pipeline 25    Single port       -                -                -              1 IDSL port, 2
                                                                                  POTs ports 2

1 IDSL card for TNT is 2-slot wide; that is why only up to 7 IDSL cards per TNT shelf.
2 Pipeline 25 S/T version supports voice over IDSL since it has the necessary hardware to generate dial tone. Pipeline 25 U version does not support voice over IDSL.

Note 1: IDSL continues to work with any ISDN TA from any vendor for Data only application. If voice and data are required over IDSL, then the CPE must be a Pipeline 75 or Pipeline 25 (S/T version) with external NT-l.

Note 2: Typically in an 7-foot rack, up to 5 TNT shelves can be accommodated. In which case, the port density is 6 times the density of a single shelf.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.


                           ASCEND/NAS-CuNet Service
                            Marketing Program Plan

                                      ***


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

PRICING NOTES FOR ASCEND COMMUNICATIONS "XDSL PRICING"

***


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

MULTI-DSL TNT QUIKQUOTE Rev 2.6

Customer:  NAS/Coppernet                             Date
POC: Scott Yancey                                    8/25/98
POC PHONE#: 703.742.7700    FAX#: 703.742.7706

 #     Ascend Part Number               Description               Qty        Unit       Discounted        Extended
                                                                             Price         Price            Price
--------------------------------------------------------------------------------------------------------------------------
   1  ***                       ***                                ***        ***         ***               ***
   2  ***                       ***                                ***        ***         ***               ***
   3  ***                       ***                                ***        ***         ***               ***
   4  ***                       ***                                ***        ***         ***               ***
   5  ***                       ***                                ***        ***         ***               ***
   6  ***                       ***                                ***        ***         ***               ***
   7  ***                       ***                                ***        ***         ***               ***
   8  ***                       ***                                ***        ***         ***               ***
   9  ***                       ***                                ***        ***         ***               ***
  10  ***                       ***                                ***        ***         ***               ***
  11  ***                       ***                                ***        ***         ***               ***
  12  ***                       ***                                ***        ***         ***               ***
  13  ***                       ***                                ***        ***         ***               ***
  14  ***                       ***                                ***        ***         ***               ***
  15  ***                       ***                                ***        ***         ***               ***
  16  ***                       ***                                ***        ***         ***               ***
  17  ***                       ***                                ***        ***         ***               ***
  18  ***                       ***                                ***        ***         ***               ***
  19  ***                       ***                                ***        ***         ***               ***
  20  ***                       ***                                ***        ***         ***               ***
  21  ***                       ***                                ***        ***         ***               ***
  22  ***                       ***                                ***        ***         ***               ***
  23  ***                       ***                                ***        ***         ***               ***
  24  ***                       ***                                ***        ***         ***               ***
  25  ***                       ***                                ***        ***         ***               ***
  26  ***                       ***                                ***        ***         ***               ***
  27  ***                       ***                                ***        ***         ***               ***
  28  ***                       ***                                ***        ***         ***               ***
  29  ***                       ***                                ***        ***         ***               ***
  30  ***                       ***                                ***        ***         ***               ***
  31  ***                       ***                                ***        ***         ***               ***
  32  ***                       ***                                ***        ***         ***               ***
  33  ***                       ***                                ***        ***         ***               ***
  34  ***                       ***                                ***        ***         ***               ***
                                ***                                ***        ***         ***               ***
                                DSL CPE SubTotal                                                            ***
      ***                       TOTAL NET PRICE  DSL TNT AND DSL                                            ***
                                CPE


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          Ascend Communications, Inc.

  35  ***                       ***                                ***        ***         ***               ***
  36  ***                       ***                                ***        ***         ***               ***
  37  ***                       ***                                ***        ***         ***               ***
  38  ***                       ***                                ***        ***         ***               ***
  39  ***                       ***                                ***        ***         ***               ***
  40  ***                       ***                                ***        ***         ***               ***
  41  ***                       ***                                ***        ***         ***               ***
  42  ***                       ***                                ***        ***         ***               ***

                                      ***

                                      ***

25-Aug-98

Terms:  Payment terms: 30 days
        FOB Origin: Alameda, CA
        Purchase Orders should be faxed to the Ascend Order Desk at 703.925.4299 Hard copies should be mailed to: Order Desk, Ascend Communications
        1275 Harbor Bay Parkway, Alameda, CA 94502

                                      ***

Territory: Mid Atlantic  Federal
Customer: Network Access Solutions Corporation  Coppernet service
Domestic or Int'l: Domestic

                                      ***

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B
                                   _________

                                LEASE AGREEMENT
                                ---------------


                            (Filed as Exhibit 10.3)


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C
                                   ---------

                               LETTER OF INTENT
                               ----------------



*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

To:  Network Access Solutions, Inc.
From: Ascend Communications, Inc.
Date: 9/24/98

Re:  NAS-CUNET SERVICE OFFERING Financing Proposal

Ascend offers the following to Network Access Solutions, inc. herein referred to as (NAS):

o    Credit Line

1. Equipment Financing: Ascend will provide equipment financing totaling $95MM. The facility will be used for the purchase and subsequent lease financing of Ascend equipment by NAS. The facility will be available for 24 months following the initial draws of moneys from the facility. Up to $30,000,000 of the equipment financing is immediately available. The remaining $65,000,000 of the equipment financing shall be available to NAS at any point after the closing of the initial public offering the common stock of NAS pursuant to a registration statement under the Securities Act of 1933, as amended, and which yields gross proceeds to NAS in excess of $50,000,000. If for any reason Ascend shall not make the remaining facility available to NAS, then NAS has no further purchase commitment to Ascend. There will no commitment fee or other fixed fees charged to NAS (other than the lease payments themselves) outside of the lease financing under agreement, for the use of the facility or reserve of unused capacity under the facility.

     o Financing terms: All sales under the agreement will have a deferred start date of 60 days. Ascend will provide to NAS a capital lease, 42 terms in duration, at the interest rate set forth below, with a $l buyout at termination:


             Leverage Ratio (post-lease)*       Interest Rate
                    0.00 to 0.50                   Prime
                    0.51 to 0.75                   Prime + 0.75%
                    0.76 to 1.00                   Prime + 1.50%
                       1.01+                    Prime + 2.25%

     * Leverage Ratio is defined as the ratio of total debt (including the contemplated lease schedule amount) to total net worth.

2. Working capital: Ascend will provide a working capital line of credit of $5MM to be used at the sole discretion of NAS for the purchase of other vendor's equipment in the event that Ascend cannot provide like equipment, or to pay for operating expenses. The draws against this $5MM will be set at a minimum of $1MM each. There will be no commitment or fixed fees charged to NAS for the use of the facility or reserve of unused capacity under the working capital facility other than the interest financing under agreement per the terms of the promissory note.

     o Financing terms: Ascend will extend financing for working capital in the form of a secured promissory note. The note will be as follows: Each Draw will be 42 months in duration beginning with the date of each draw. Principal payments will be made on the basis of a 60 month linear amortization starting with the 10th month. The interest rate will be at 8.5% per annum for the first 27 months' payments. The first 9 months' payments will be at interest only. The next 18 months' payments will be at the stated amortized rate. The remaining 15 months' payments will be at an interest rate consistent with the prevailing "high-yield" bond index and at the stated amortized rate. All accrued interest and principal will be immediately due and payable at the end of the 42nd month. There will be no penalty for prepayment in the working capital financing. Monthly payments will


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

        be due on the 30th day of each month. Payment to reflect the monthly aggregate amount due for all draws.

3.   Security Interest:  The Ascend equipment will secure the note.

4. Review of financial performance: Ascend will require NAS to provide audited financials within 90 days of the close of each fiscal year end and informal unaudited balance sheets and income statements within 60 days of the close of each quarter. This requirement will be in effect after the acceptance of the sales agreement, execution of related financing agreements, and NAS's utilization of any financing under the Equipment Financing Credit Line or the Working Capital Credit Line.

5. Mandatory prepayment: The principal indebtedness and all accrued but unpaid interest in respect to the promissory note will become immediately due and payable in the event of and upon a change of control, defined as acquisition of more than 50% of the voting common equivalent shares of NAS by any entity or person other than NAS' existing shareholders.

6. *** /Technology ***: For the *** period, beginning with ***, Ascend will *** will be *** as follows: ***, based on the date *** within the first *** of the ***. As an example, *** would be ***. This *** will *** after purchase.

     Product ***: Ascend agrees to *** but not *** in the NAS-CUNET SERVICE OFFERING to the *** in the NAS *** between *** products using the *** to the item *** as against the ***.

7. Joint Venture Funds: Funding in the amount of 1.5% as a joint venture fund. These funds may be used to offset professional service fees, joint marketing expenses, development of training curriculum for ILEC Central Office staff, and other non-equipment purchase-based uses; the use of which shall be pre-approved by Ascend. In no event shall the Joint Venture Funds and Working Capital exceed 25% of Ascend equipment purchased/leased by NAS.

8. On-site engineer: An on-site engineer will be assigned to NAS for a one-year period from the time of initial equipment staging and deployment. After which NAS will bear the cost for engagement beyond the first year. Beginning the second year Ascend will provide to NAS free of charge for a period of time of 12 months and Advantage Plus Major Account Support contract. NAS will bear the cost Advantage Plus Major Account Support beyond the second year.

9. Warranty: All equipment ordered by NAS from Ascend will carry a warranty period of *** months form date of receipt by NAS.

10. Shipping is FOB-ORIGIN-Alameda, CA (DSL technology) and Westford, MA (Core Products)

11. Public Communication: Both parties agree that no public disclosure of terms relating to this agreement will take place without mutual consent as to the content and timing of such disclosure.

12. General Requirements: Ascend shall have the right to withdraw or suspend further advances to NAS in the event:

     (a) NAS' interconnect agreement with Bell Atlantic is not renewed or is terminated during the life of the financing facilities;


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

     (b) Jon Aust or Scott Yancey terminates employment with NAS without Ascend's prior written consent, such consent not to be unreasonably withheld.

Both sides recognize that this term sheet is not the definitive agreement. The terms of this proposal will be set forth in a purchase agreement, a master lease agreement, and secured promissory note; both parties will mutually agree upon the terms and provisions of which; however, both parties represent that they are not aware of any other substantive terms and conditions which would represent material conditions precedent to Ascend making the equipment financing facility and working capital line of credit available to NAS.


Singed and accepted:



/s/ Scott G. Yancey    9/24/98  CFO
-----------------------------------
NAS, Inc. Date:



/s/ Illegible          9/25/98
-----------------------------------
Ascend Communications, Inc. Date:


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D
                                   ---------

                     PROMISSORY NOTES FOR VENDOR FINANCING
                     -------------------------------------
                        AND OPERATING CAPITAL FINANCING
                        -------------------------------

                            (Filed as Exhibit 10.4)




*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.